UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    March 16, 2006
Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York	14624

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code     585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 16, 2006, Transcat, Inc. (“Transcat”) and Transmation (Canada) Inc., a wholly-owned subsidiary of Transcat, entered into an amendment (the “Amendment”) to their Loan and Security Agreement with GMAC Commercial Finance LLC (“GMAC”), as previously amended and restated on November 1, 2004 (the “Loan Agreement”).
     The Amendment (1) provides for GMAC’s consent to the acquisition of the fixed and intangible assets of N.W. Calibration Inspection, Inc. (“NWCI”), which acquisition was reported by Transcat on a Form 8-K dated February 28, 2006; (2) reduces the interest rate by 0.375% in all tiers and loans; (3) extends the term of the Loan Agreement from October 31, 2007 to October 31, 2008 and provides for a termination premium of 0.25% payable by Transcat, if applicable, for the additional year; (4) increases the capital expenditure covenant for fiscal year 2006 from $1.5 million to $2.0 million; and (5) upon satisfaction of certain conditions, permits Transcat to include NWCI receivables in the borrowing base.
     A copy of the Amendment is attached as Exhibit 10.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Loan and Security Agreement dated March 16, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.
Dated: March 22, 2006	By:	/s/ Charles P. Hadeed
Charles P. Hadeed
Chief Operating Officer, Vice President of Finance and Chief Financial Officer